EXHIBIT 10.1

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is made as of the 23rd day of January, 2015, by and among All Energy Corporation, a Delaware corporation (the “Company”), AllEnergy Sand, LLC, a Wisconsin limited liability company (“AE Sand”), AllEnergy Silica – Wisconsin, LLC, a Wisconsin limited liability company (“AE Wisconsin”) and AllEnergy Silica, Arcadia, LLC, a Wisconsin limited liability company (“AE Arcadia”) (AE Sand, AE Wisconsin and AE Arcadia, collectively, the “Wisconsin Sand Subsidiaries”), and ___________ (“Investor”).

RECITALS

A.
This Agreement is one in a series of similar agreements pursuant to which investors (the “January 2015 Investors”) will purchase convertible secured promissory notes of the Company in an aggregate amount of up to $500,000.00.

B.
The Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended.

C.
Investor wishes to purchase from the Company, and the Company wishes to sell and issue to Investor, upon the terms and conditions stated in this Agreement, a convertible secured promissory note with an aggregate principal amount of $_________, bearing interest in an amount that equals 15% per annum, in the form attached hereto as Exhibit “A” (the “Note”), which is convertible into shares of the Company’s common stock (the “Conversion Shares”), upon the terms and subject to the limitations of the Note.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.

“Closing Date” has the meaning set forth in Section 3.

“Company Common Stock” means all shares of the Company’s $.01 par value common stock other than the Conversion Shares and the Interest Shares.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the shares of Company Common Stock issuable to Investor upon conversion of all or some of the Note, should Investor elect to convert all or some of the Note.

“Environmental Laws” has the meaning set forth in Section 4.16.

“Evaluation Date” has the meaning set forth in Section 4.26.

“GAAP” has the meaning set forth in Section 4.18.

“Infringe” has the meaning set forth in Section 4.15(d).

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Interest Shares” has the meaning set forth in Section 7.1.

“License Agreements” has the meaning set forth in Section 4.15(b).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Note” has the meaning set forth in the recitals.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means $___________.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Note and the Conversion Shares.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Note.

2.           Purchase and Issuance of the Note. Subject to the terms and conditions of this Agreement, on the Closing Date, Investor shall purchase, and the Company shall sell and issue to Investor, the Note, in exchange for the Purchase Price.

3.           Closing.  Within one (1) Business Day of the date of mutual execution of this Agreement, the Company shall cause the delivery of the Note to Investor and Investor shall wire to the Company in same-day funds an amount representing the Purchase Price (“Closing” or “Closing Date”). The Closing shall occur upon confirmation that the conditions to Closing in Section 6 hereof have been satisfied. The Closing of the purchase and sale of the Note shall be deemed to have occurred upon completion of the deliveries required of the Company and Investor in the foregoing sentence.

4.           Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that, except as set forth in the schedules delivered herewith (collectively, the “Company Disclosure Schedules”):

4.1           Organization, Good Standing and Qualification.  The Company is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary, unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The Company has the following subsidiaries engaged in business operations, each of which is organized, validly existing and in good standing under the laws of Wisconsin: AE Sand, AE Wisconsin, AE Arcadia and AllEnergy Senior Lodge, LLC, a Wisconsin limited liability company.

4.2           Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers and directors necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder and (iii) the authorization, issuance and delivery of the Note. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

Each of the Sand Subsidiaries has full power and authority for the execution and delivery of this Agreement and the performance of all of their respective obligations hereunder.

4.3           Capitalization.  Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (excluding the Conversion Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, non-assessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, non-assessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. No Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Except as described on Schedule 4.3, the issuance of the Conversion Shares hereunder will not obligate the Company to issue shares of Company Common Stock or other securities to any other Person (other than Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4           Valid Issuance.

(a)           The Note.  The Note has been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued and a binding obligation of the Company.

(b)           Conversion Shares.  The Conversion Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances and restrictions (other than those created by Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares for issuance upon the conversion of the Note, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5           Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Note require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to relevant state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt the issuance and sale of the Note.

The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Note and the issuance of the Conversion Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt the issuance and sale of the Note and the issuance of the Conversion Shares upon conversion of the Notes; and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the the Company’s Amended and Restated Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to Investor as a result of the transactions contemplated hereby, including, without limitation, the issuance of the Notes and the Conversion Shares and the ownership, disposition or voting of the Conversion Shares by Investor or the exercise of any right granted to Investor pursuant to this Agreement or the other Transaction Documents.

4.6           Delivery of SEC Filings; Business. The Company has made available to Investor, through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2012, and all other reports filed by the Company pursuant to the 1934 Act since the filing of such Annual Report on Form 10-K and prior to the date hereof (collectively, the “SEC Filings”). The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7           No Material Adverse Change. Since December 31, 2012, except as identified and described in the SEC Filings or as described on Schedule 4.7, there has not been:

(a)           any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(b)           any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(c)           any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(d)           any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(e)           any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f)           any change or amendment to the Company’s Amended and Restated Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(g)           any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(h)           any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(i)           the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(j)           the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(k)           any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.8           SEC Filings.

(a)           Since December 31, 2012, at the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All SEC comments on any filing made pursuant to the 1933 Act or 1934 Act have been resolved to the satisfaction of the SEC.

(b)           Each registration statement and any amendment thereto filed by the Company since January 1, 2012, pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.9           Use of Proceeds. The proceeds of the sale of the Note hereunder shall be used by the Company in its ongoing efforts towards obtaining all permits and other authorizations necessary to mine frac sand (collectively, the “Sand Permit”) on property located in Trempealeau County, Wisconsin, and for working capital.

4.10           No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance of the Note and the Conversion Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Amended and Restated Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to Investor through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.11           Tax Matters. The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12           Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13           Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14           Labor Matters. Through the date of this Agreement, the Company has never had any employees other than its sole officer.

4.15           Intellectual Property.

(a)           All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b)           All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c)           The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(d)           The conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or other action or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis therefor.

(e)           The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f)           The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

4.16           Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.17           Litigation. Except as described in Schedule 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.18           Financial Statements. The financial statements included in each SEC Filing filed on or after December 31, 2012, present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19           Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.20           Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.21           No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising in connection with the offer or sale of any of the Securities.

4.22           No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.23           Private Placement. The offer and sale of the Securities to Investor as contemplated hereby are exempt from the registration requirements of the 1933 Act.

4.24           Questionable Payments. Neither the Company nor any of its Subsidiaries, nor their respective directors, officers or employees nor, to the Company’s Knowledge, any of their respective current or former stockholders, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.25           Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.26           Disclosures. Neither the Company nor any Person acting on its behalf has provided Investor or Investor’s Advisors (defined below) with any information that constitutes or might constitute material, non-public information. The written materials delivered to Investor in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.           Representations and Warranties of Investor.  Investor represents and warrants that:

5.01           Investment Purpose. Investor is acquiring the Securities (and, upon conversion of the Note, the Conversion Shares), for Investor’s own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. Investor agrees not to sell, hypothecate or otherwise transfer Investor’s securities, unless such securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

5.02           Status of Investor. Investor is a citizen and resident of the United States.

5.03           Solicitation. Investor is unaware of, are in no way relying on, and did not become aware of the offering of the Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Securities and is not subscribing for the Securities and did not become aware of the offering of the Securities through or as a result of any seminar or meeting to which Investor was invited by, or any solicitation of a subscription by, a person not previously known to Investor in connection with investments in securities generally.

5.04           Brokerage Fees. Investor has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to the Transaction Documents.

5.05           Investor’s Advisors. Investor and Investor’s attorneys, accountants, purchaser representatives and/or tax advisors, if any (collectively, the “Advisors”), as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the Securities to evaluate the merits and risks of an investment in the Securities and the Company and to make an informed investment decision with respect thereto.

5.07           Investor Liquidity. Investor has adequate means of providing for Investor’s current financial needs and foreseeable contingencies and have no need for liquidity of Investor’s investment in the Securities for an indefinite period of time.

5.08           High Risk Investment; Review of Risk Factors. Investor is aware that an investment in the Securities involves a number of very significant risks.  Specifically, Investor has reviewed the risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, included in the SEC Filings.

5.09           Reliance on Exemptions. Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying, in part, upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein, in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.

5.10           Information.  Investor and Investor’s Advisors have been furnished with all materials relating to the business, finances and operations of the Company and information they deemed material to making an informed investment decision regarding Investor’s purchases of the Securities, which have been requested by Investor.  Investor and Investor’s Advisors have been afforded the opportunity to review the Company’s SEC Filings (accessible to Investor via the SEC’s EDGAR system) and the information contained therein. Investor and Investor’s Advisors have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by Investor or Investor’s Advisors shall modify, amend or affect Investor’s right to rely on the Company’s representations and warranties contained in Section 4 above, respectively. Investor has sought such accounting, legal and tax advice as they have considered necessary to make an informed investment decision with respect to Investor’s acquisition of the Securities.

5.11           No Other Representations or Information.  In evaluating the suitability of an investment in the Securities, Investor has not relied upon any representation or information (oral or written) other than as stated in the Transaction Documents. No oral or written representations have been made, or oral or written information furnished, to Investor or Investor’s Advisors, if any, in connection with the offering of the Securities which are in any way inconsistent with the information contained in the Transaction Documents.

5.12           No Governmental Review.  Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.13           Transfer or Resale. Investor understands that: (a) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, or (ii) Investor shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (b) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (c) except as otherwise set forth in this Agreement, neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares to the extent specifically set forth under this Agreement. There can be no assurance that there will be any market or resale for the Securities, nor can there be any assurance that the Securities, will be freely transferable at any time in the foreseeable future.

5.14           Legends. Investor understands that the instruments representing the Securities shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the stock certificates representing the Interest Shares):

THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

The legend set forth above shall be removed and the Company, within three (3) business days, shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (a) Investor or Investor’s brokers make the necessary representations and warranties to the transfer agent for the Company Common Stock that it has complied with the prospectus delivery requirements in connection with a sale transaction, provided the Securities are registered under the 1933 Act or (b) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel satisfactory to the Company, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act.

5.15           Authorization, Enforcement. This Agreement is a valid and binding agreement of Investor, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.16           Receipt of Documents. Investor and Investor’s Advisors have received and read in their entirety: (a) this Agreement and each representation, warranty and covenant set forth herein; and (b) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; Investor has received answers to all questions Investor submitted to the Company regarding an investment in the Company; and Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

5.17           Trading Activities.  Investor’s trading activities with respect to AFSE’s Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the principal market on which the Company Common Stock is listed or traded. Neither Investor nor Investor’s Affiliates has an open short position in the Company’s Common Stock and, except as set forth below, Investor shall not, and shall not cause any of Investor’s Affiliates under common control with Investor, to engage in any short sale as defined in any applicable SEC or Financial Industry Regulatory Authority (FINRA) rules on any hedging transactions with respect to the Company Common Stock until Investor no longer owns a principal balance of the Company Common Stock.

5.18           Regulation FD. Investor acknowledges and agrees that all of the information received by Investor in connection with the transactions contemplated by this Agreement is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that such information has been furnished to Investor for the sole purpose of enabling Investor to consider and evaluate an investment in the Securities. Investor agrees that he will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in the Securities, will not, directly or indirectly, trade or permit Investor’s respective agents, representatives or affiliates to trade in any securities of the Company while in possession of such information and will not, directly or indirectly, disclose or permit Investor’s agents, representatives or affiliates to disclose any of such information without the Company’s prior written consent.

5.19           No Legal Advice from the Company.  Investor acknowledges that Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Investor’s Advisors.  Investor is relying solely on such Advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

6.           Conditions to Closing.

6.1           Conditions to Investor’s Obligations. The obligation of Investor to purchase the Note at the Closing is subject to the fulfillment to Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by Investor:

(a)           The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Sections 4 not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)           The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d)           No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in Company Common Stock.

(e)           The Company shall have delivered the Note to Investor.

6.2           Conditions to Obligations of the Company. The Company’s obligations to sell and issue the Note at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)           The representations and warranties made by Investor in Section 5 hereof (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. Investor shall have performed in all material respects all obligations and covenants herein required to be performed prior to the Closing Date.

(b)           Investor shall have delivered the Purchase Price to the Company.

6.3           Termination by Either the Company or Investor. Either the Company or Investor shall have the right to terminate this Agreement if the Closing fails to occur prior to January 31, 2015.

7.           Further Agreements.

(a)           Interest Shares. As further consideration for Investor’s purchasing the Note hereunder, the Company shall issue 120,000 shares (the “Interest Shares”) of Company Common Stock to Investor. The Interest Shares shall be valued at the closing price of the Company’s Common Stock on the Closing Date.

(b)           Wetland Credits. As further consideration for Investor’s purchasing the Note hereunder, the Company hereby grants Investor the right to force the sale of the Company’s Wetland Credits purchased by the Company from Legacy Boggs and to have the proceeds from such sale, in an amount equal to the outstanding principal and accrued and unpaid interest under the Note, paid over to Investor ; provided, however, that Investor shall not have the right to force such sale, unless and until the Company shall have been in default under the terms of the Note for a period of thirty (30) consecutive days.

(c)           Non-Dilution of Interest Shares. As further consideration for Investor’s purchasing the Note hereunder, the Company agrees that, at such time as the outstanding number of shares of Company Common Stock totals 55,000,000 (the “Benchmark Share Amount”), the Interest Shares shall, thereafter, possess rights of non-dilution, that is, Investor’s ownership percentage shall be preserved at 0.2181% (the “Original Benchmark Percentage”) of the Benchmark Share Amount, as measured after each subsequent issuance of Company Common Stock. Any shares issued pursuant to this subparagraph (c) shall be valued at the most recent closing sale price of the Company Common Stock.

(d)           Change in Benchmark Percentage and Issuance of Additional Shares Upon Certain Events.  Should the Company, prior to April 15, 2016, (1) fail to obtain the Sand Permit or (2) fail to secure binding commitments for financing in a total amount that is sufficient to commence frac sand mining operations contemplated by the Company’s application for the Sand Permit, then:

(A)           the Original Benchmark Percentage shall increase to 0.90% (the “New Benchmark Percentage”) of the Benchmark Share Amount;

(B)           prior to the close of business on April 22, 2016, the Company shall cause the issuance to Investor of a number of shares of Company Common Stock (the “Additional Interest Shares”) that would bring Investor’s ownership of Company Common Stock to the New Benchmark Percentage, as measured after the issuance of Additional Interest Shares to all January 2015 Investors.  The Additional Interest Shares issued pursuant to this subparagraph (B) shall be valued at the most recent closing sale price of the Company Common Stock; and

(C)           thereafter, Investor’s ownership percentage shall be preserved at the New Benchmark Percentage of the Benchmark Share Amount, as measured after each subsequent issuance of Company Common Stock.  Any shares issued pursuant to this subparagraph (C) shall be valued at the most recent closing sale price of the Company Common Stock.

(e)           Contingent Profits Interest.  Effective October 14, 2014, the Company, including the Sand Subsidiaries, and Vertical Holdings, LLC (“Vertical”) entered into a Loan and Security Agreement (the “Vertical Loan Agreement”).  In connection with the Vertical Loan Agreement, the Company, including the Sand Subsidiaries, and Vertical entered into a Contingent Profits Agreement (the “Vertical Profits Agreement”), a copy of which is attached hereto as Exhibit “B” and incorporated herein by this reference.  For purposes of this subparagraph (e), unless indicated otherwise, capitalized terms not defined herein shall have the meanings ascribed to them in the Vertical Profits Agreement.

(A)           No Further Borrowing from Vertical.  The Company has, to date, borrowed a total of $100,000.00 from Vertical, under the Vertical Loan Agreement.  As further consideration for Investor’s purchasing the Note hereunder, the Company and the Sand Subsidiaries agree that they shall be prohibited from borrowing further funds from Vertical under the Vertical Loan Agreement.

(B)           CUP Profits Percentage.  Under the Vertical Profits Agreement, 5% of the CUP Profits Percentage has, as of the date of this Agreement, vested in Vertical, with the remaining 10% of the CUP Profits Percentage remaining unvested. As further consideration for Investor’s purchasing the Note hereunder, the Company and the Sand Subsidiaries hereby grant to Investor 0.60% of the remaining unvested 10% CUP Profits Interest. The Company and Investor acknowledge that the January 2015 Investors will have been granted, as a group, all 10% of the remaining unvested CUP Profits Interest.

(C)           Initial Investment Cap and Annual Investment Cap.

(1)           The term “Initial Investment Cap” used in the Vertical Profits Agreement shall, for purposes of this Agreement, mean $60,000. The Company and Investor acknowledge and agree that, as to the January 2015 Investors as a group, the Initial Investment Cap shall be a total of $1,000,000.

(2)           The term “Annual Investment Cap” used in the Vertical Profits Agreement shall, for purposes of this Agreement, mean $60,000. The Company and Investor acknowledge and agree that, as to the January 2015 Investors as a group, the Annual Investment Cap shall be a total of $1,000,000.

(D)           No Other Interest in Vertical Profits Agreement.  The Company and Investor agree that, except for Investor’s CUP Profits Percentage granted in subparagraph (B), Investor shall have no other interest in any other rights and interests granted to Vertical under the Vertical Profits Agreement.

(E)           No Future Grant of Profits Interest.  As further consideration for Investor’s purchasing the Note hereunder, the Company and the Sand Subsidiaries agree that they shall be prohibited from granting or otherwise conveying to any person any further interest in the profits of the Company’s frac sand mine to be located in Trempealeau County, Wisconsin.

8.           Covenants and Agreements of the Company.

8.1           Reservation of Company Common Stock. The Company shall, at all times, reserve and keep available out of its authorized but unissued shares of the Company Common Stock, solely for the purpose of providing for the conversion of the Notes, such number of shares of the Company Common Stock as shall from time to time equal the number of Conversion Shares issuable pursuant to this Agreement in accordance with the terms of the Note.

8.2           Reports. The Company will furnish to Investor such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by Investor; provided, however, that the Company shall not disclose material nonpublic information to Investor, or to advisors to or representatives of Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and Investor enters into an appropriate confidentiality agreement with the Company with respect thereto.

8.3           No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to Investor under the Transaction Documents.

8.4           Listing of Company Common Stock. The Company will use commercially reasonable efforts to continue the listing and trading of the Company Common Stock on the OTC Markets over-the-counter trading system and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market.

9.           Survival and Indemnification.

9.1           Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

9.2           Indemnification. The Company agrees to indemnify and hold harmless Investor from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which Investor may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by Investor.

9.3           Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company are materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (a) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (b) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

10.           Miscellaneous.

10.1           Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of each of the parties; provided, however, that Investor may assign Investor’s rights and delegate Investor’s duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of Investor’s Securities in a private transaction without the prior written consent of the Company, provided that no such assignment or obligation shall affect the obligations of Investor hereunder. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.3           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:	All Energy Corporation
6165 N.W. 86th Street
Des Moines, Iowa 50131

If to Investor:	__________________
__________________
__________________

10.5           Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

10.6           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities and the Company.

10.7           Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or Investor without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case no such consent shall be required. The Company will file a Current Report on Form 8-K, with Investor having no right to review such document prior to its filing. In addition, the Company will make such other filings and notices in the manner and time required by the SEC.

10.8           Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.9           Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

10.10           Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.11           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin without regard to the choice of law principles thereof.

10.12           Arbitration. In the event of a dispute between the parties hereto that arises out of this Agreement, the parties hereby agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Minneapolis, Minnesota, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR: SPECIMEN ___________________
THE COMPANY:

ALL ENERGY CORPORATION

              SPECIMEN
By:
Dean E. Sukowatey, President

AE SAND:

ALLENERGY SAND, LLC

              SPECIMEN
By:
Dean E. Sukowatey, President

AE WISCONSIN:

ALLENERGY SILICA – WISCONSIN, LLC,

              SPECIMEN
By:
Dean E. Sukowatey, President

AE ARCADIA:

ALLENERGY SILICA, ARCADIA, LLC

              SPECIMEN
By:
Dean E. Sukowatey, President

Exhibit “A”

Form of Convertible Promissory Note

THESE SECURITIES, INCLUDING THE SECURITIES INTO WHICH THEY MAY BE CONVERTED, HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

CONVERTIBLE PROMISSORY NOTE

$____________	January ____, 2015

FOR VALUE RECEIVED, All Energy Corporation, a Delaware corporation (“Maker”), the undersigned, promises, pursuant to the terms of this Convertible Promissory Note (the “Note”), to pay to ________________ (“Payee”) (Payee and any subsequent holders hereof are hereinafter referred to collectively as “Holder”), at such place, or places, as Holder may designate to Maker in writing from time to time, the amount of _______________________ and ___/100 Dollars ($_________), together with interest thereon at the rate of fifteen percent (15%) per annum, which shall be due and payable on the date that is one (1) year from the date of first commercial production of frac sand at Maker’s proposed mine located in Trempealeau County, Wisconsin (the “Due Date”).

A.           Notwithstanding anything to the contrary contained in this Note, Maker shall have the right to prepay the outstanding Note (principal and accrued interest), in full.  Such payment shall be made to or upon the order of Holder.

B.           All payments due pursuant to this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Payee indicated above, or such other place as Holder shall designate in writing to Maker.  If any payment on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any payment made pursuant to the foregoing shall not be deemed late for purposes of assessing interest pursuant to the preceding paragraph. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

C.           At any time prior to the full payment of the principal amount of this Note, Holder shall have the right, exercisable in whole or in part, to convert the outstanding principal hereunder into a number of fully paid and non-assessable whole shares of Maker’s $.01 par value common stock (“Common Stock”) determined in accordance herewith.

D.           The number of whole shares of Common Stock into which the principal amount of this Note may be voluntarily converted (the “Conversion Shares”) shall be determined by multiplying the principal amount, in whole dollars only, of this Note to be converted by six (6); provided, however, that, in no event, shall Holder be entitled to convert any portion of the principal amount of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of Maker subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of common stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Holder and its affiliates of more than 9.9% of the outstanding shares of common stock of Maker, as determined immediately after the conversion.

E.           If Holder elects to convert some or all of the principal amount of this Note, Holder shall provide Maker with a written notice of conversion setting forth the amount to be converted. Within three (3) business days of receipt of such notice, Maker shall deliver, or cause to be delivered, to Holder certificate(s) for the shares of Common Stock issuable upon such conversion and, if the entire principal amount hereunder was not so converted, a new note representing such balance.

F.           (1)           Effect of Merger, Consolidation, Etc.  At the option of Holder, the sale, conveyance or disposition of all or substantially all of the assets of Maker, the effectuation by Maker of a transaction or series of related transactions in which more than 50% of the voting power of Maker is disposed of, or the consolidation, merger or other business combination of Maker with or into any other person or persons when Maker is not the survivor shall be treated pursuant to subsection (2) below.

(2)           Adjustment Due to Merger, Consolidation, Etc.  If, at any time when this Note is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of common stock of Maker shall be changed into the same or a different number of shares of another class or classes of stock or securities of Maker or another entity, or in case of any sale or conveyance of all or substantially all of the assets of Maker other than in connection with a plan of complete liquidation of Maker, then Holder of this Note shall thereafter have the right to receive, upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of common stock immediately theretofore issuable upon conversion, such stock, securities or assets which Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and, in any such case, appropriate provisions shall be made with respect to the rights and interests of Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. Maker shall not effect any transaction described in this subsection (2) unless the resulting successor or acquiring entity (if not Maker) assumes by written instrument the obligations of this subsection (2). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(3)           Adjustment Due to Distribution. If Maker shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of common stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to Maker’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Holder with respect to the shares of common stock issuable upon such conversion had Holder been the holder of such shares of common stock on the record date for the determination of shareholders entitled to such Distribution.

(4)           Purchase Rights. If, at any time when this Note is issued and outstanding, Maker issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of common stock, then Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of common stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

(5)           Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in subsections (1) through (5) above, Maker, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

G.           As used herein, the terms “Maker” and “Payee” shall be deemed to include their respective successors, legal representatives, and assigns, whether by voluntary action of the parties or by operation of law.

H.           In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys’ fees and all court costs.

I.           This Note shall be the obligation of all Makers, endorsers, guarantors and sureties, if any, as may exist now or hereafter in addition to Maker, and shall be binding upon them and their respective heirs, administrators, executors, legal representatives, successors, and assigns and shall inure to the benefit of Payee and his heirs, administrators, executors, legal representatives, successors and assigns.

J.           Notwithstanding any provision to the contrary contained herein or in any other document, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Note or any other document which, under applicable laws, are or may be deemed to constitute interest, ever exceed the maximum non-usurious interest rate permitted by applicable Delaware or federal laws, whichever permit the lower rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws.  Maker shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Holder shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of the applicable indebtedness. The provisions of this paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

THIS CONVERTIBLE PROMISSORY NOTE AND ALL OTHER WRITTEN AGREEMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

ALL ENERGY CORPORATION SPECIMEN By: __________________________________ Dean E. Sukowatey, President

Exhibit “B”

Contingent Profits Agreement

(Delivered Separately)

Schedule 4.3

Authorized Shares of Common Stock: 80,000,000
Outstanding Shares of Common Stock: 44,152,742

Authorized Shares of Preferred Stock: 20,000,000
Outstanding Shares of Preferred Stock: -0-

Shares of Common Stock Issuable Under Stock Plans: 400,000

Shares Underlying Warrants: 4,000,000

Schedule 4.7

None.

Schedule 4.17

The Company is the plaintiff in a lawsuit styled All Energy Corporation and AllEnergy Silica, Arcadia, LLC v. Trempealeau County Environment & Land Use Committee, Trempealeau County Board of Supervisors, Jeff Bawek, George Brandt, Ed Patzner, Jr., Hensel Vold, Kathy Zeglin, John Doe, and Jane Doe, Case No. 14-CV-242 in the Circuit Court, Trempealeau County, State of Wisconsin.  By this lawsuit, the Company seeks damages associated with the Committee’s refusal to grant the Company’s application for a permit to mine frac sand, in violation of its rights under the Fourteenth Amendment of the United States Constitution and 42 U.S.C. §1983. The outcome of this lawsuit cannot be predicted.

Currently, the Company is the plaintiff in a lawsuit styled AllEnergy Corp., et al. v. Trempealeau County Environment and Land Use Committee, Case No. 2013-CV-245, in the Trempealeau County Circuit Court, State of Wisconsin. The Company is, in a claim for certiorari relief, seeking the reversal of the Committee’s decision to deny the Company a permit to mine frac sand. The Company is unable to predict the outcome of this litigation.

In 2013, the Company instituted arbitration in an effort to recover $120,000 due and owing from Treaty Energy Corporation under a rescission agreement. This arbitration proceeding concluded in late 2013, with the Company obtaining an award of $120,000. Currently, the Company is attempting to collect on such award.

Schedule 4.18

None.